Exhibit 99.1

NAUTILUS, INC. ANNOUNCES ACQUISITION OF OCTANE FITNESS FROM NORTH CASTLE PARTNERS

Accelerates Key Growth Initiatives and Diversifies Revenue Mix

Creates Significant Cross-Selling and Cross-Channel Opportunities

Expected to be Immediately Accretive to Earnings

Conference Call to be Held Today at 4:30 PM ET to Discuss Acquisition

VANCOUVER, WASHINGTON, January 4, 2016 - Nautilus, Inc. (NYSE: NLS) today announced that on December 31, 2015 it entered into and closed on a definitive purchase agreement to acquire Octane Fitness, LLC (“Octane”), a leading fitness products company through the purchase of 100% of the capital stock of OF Holdings, Inc., Octane’s parent corporation, from North Castle Partners, a private equity firm, and other stockholders. The purchase price of approximately $115 million, subject to working capital and other adjustments, was funded with a combination of cash on hand and proceeds of a new $80 million term loan.

Octane, based in Brooklyn Park, Minnesota, is a leader in Zero Impact Training with a line of fitness equipment focused on specialty and commercial channels. Industry veterans Dennis Lee and Tim Porth founded Octane in 2001, emphasizing product innovation and service excellence, expanding the brand’s assortment from a single elliptical machine to a portfolio of other uniquely differentiated products including the Zero Runner and XT-One cross trainer. During 2015, Octane is expected to generate sales of approximately $65 million.

Bruce M. Cazenave, Nautilus Chief Executive Officer, stated, "The acquisition of Octane Fitness is a significant milestone for Nautilus and will meaningfully accelerate our strategic growth initiatives, including extending into higher price point products, penetrating new channels of distribution, and expanding access in international markets. Our team has undertaken a rigorous and disciplined external search for a strategic acquisition over the last 18 months and we are extremely pleased that these efforts have resulted in finding such a strong synergistic and cultural fit with a profitable company like Octane. This acquisition is consistent with our capital allocation strategy focused on sustainable profitable growth and creation of long-term shareholder value. We are also very excited to have Dennis and Tim join our management team and look forward to partnering with them to continue to grow the Octane brand as well as to benefit from their fitness and management expertise."

Bill McMahon, Nautilus Chief Operating Officer, commented, "This transaction adds a leading fitness brand, unique products and technologies, broadens distribution and deepens our talent pool. Octane is highly complementary from both product and channel perspectives, and we believe this acquisition will create numerous revenue synergies. In addition, we expect the continued strength of our existing business combined with Octane has us extremely well positioned for the future with many of the fastest growing and most unique products and brands in the fitness industry."

Dennis Lee, CEO of Octane Fitness stated, "This combination of two industry leaders provides our team members with a unique opportunity to continue to focus on our core products and channels, while benefiting from Nautilus’ added expertise and broader resources. Our customers can look forward to our continued commitment to product innovation combined with sales and service excellence that has been our trademark. Our leadership team and associates look forward to taking Octane Fitness to the next level in this new chapter."

The acquisition of Octane is expected to be accretive to earnings beginning in the first quarter of 2016. In the fourth quarter of 2015, Nautilus expects $0.11 to $0.12 per share of one-time charges related to transaction costs, as well as other expenses related to previously disclosed patent licensing and royalty matters. Nautilus, Inc. expects to release preliminary, unaudited fourth quarter and full year 2015 results on Tuesday, January 19, 2016.

Conference Call

Nautilus will host a conference call to discuss the Octane acquisition at 4:30 p.m. ET (1:30 p.m. PT) on Monday, January 4, 2016. A copy of the presentation that will accompany the prepared remarks from the conference call will be available on the Company's website under Investor Relations at www.Nautilusinc.com approximately 30 minutes prior to the call. The call will be broadcast live over the Internet hosted at www.nautilus.com/events and will be archived online within one hour after completion of the call. In addition, listeners may call (800) 694-4033 in North America and international listeners may call (303) 223-2682. Participants from the Company will include Bruce M. Cazenave, Chief Executive Officer, Sid Nayar, Chief Financial Officer, and William B. McMahon, Chief Operating Officer.

A telephonic playback will be available from 6:30 p.m. ET, January 4, 2016, through 6:30 p.m. ET, January 18, 2016. Participants can dial (800) 633-8284 in North America and international participants can dial (402) 977-9140 to hear the playback. The passcode for the playback is 21802291.

Nautilus will also host another conference call on Tuesday, January 19, 2016, to report preliminary, unaudited financial results for the fourth quarter and full year 2015. A press release providing more details regarding the call will be issued approximately one week prior to the date. As a result of the Octane Fitness transaction, the Company will not be attending the ICR conference scheduled for January 11-13, 2016.

About Nautilus, Inc.

Headquartered in Vancouver, Washington, Nautilus, Inc. (NYSE: NLS) is a global fitness products company providing innovative, quality solutions to help people achieve a healthy lifestyle. With a brand portfolio including Nautilus®, Bowflex®, TreadClimber®, Schwinn®, Schwinn Fitness™ and Universal®, Nautilus markets innovative fitness products through Direct and Retail channels. Websites: www.nautilusinc.com and www.bowflex.com

About Octane Fitness

Headquartered in Brooklyn Park, Minnesota, Octane is an international fitness products company focused on reinventing zero-impact cardiovascular exercise. The Company has perfected the elliptical machine, introduced a new category with the xRide® recumbent elliptical, designed strength-infused cardio with the unique CROSS CiRCUIT®, created exercise in a new direction with the LateralX®, reinvented running with the Zero Runner®, optimized cross training with the XT-One™ that does it all and is leading smarter training with SmartLink™. Defined by standout innovations, and driven to deliver more effective, efficient and rewarding workouts, Octane provides outstanding quality and service excellence to the specialty retailer, health club and consumer markets. Website: www.octanefitness.com

This press release includes forward-looking statements (statements which are not historical facts) within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning the anticipated accretive impact of Nautilus’ acquisition of Octane Fitness, Octane Fitness’ anticipated net sales for the year ended December 31, 2015, anticipated synergies and other benefits of the acquisition of Octane Fitness, and the magnitude of expense charges anticipated to be recorded in the fourth quarter of 2015. Factors that could cause Nautilus, Inc.'s actual results to differ materially from these forward-looking statements include: costs associated with the acquisition, failure to achieve expected synergies, accretion and other anticipated benefits of the transaction or to successfully integrate the Octane Fitness business, adverse reactions to the acquisition by employees, customers, suppliers or competitors of either Octane Fitness or Nautilus, our ability to effectively develop, market and sell future products, our ability to protect our intellectual property, incurrence of unanticipated obligations under licensing agreements and the impact of disputes regarding royalty obligations owed or owing to us. Additional assumptions, risks and uncertainties are described in detail in our registration statements, reports and other filings with the Securities and Exchange Commission, including the "Risk Factors" set forth in our Annual Report on Form 10-K, as supplemented by our quarterly reports on Form 10-Q. Such filings are available on our website or at www.sec.gov. You are cautioned that such statements are not guarantees of future performance and that our actual results may differ materially from those set forth in the forward-looking statements. We undertake no obligation to publicly update or revise forward-looking statements to reflect subsequent developments, events or circumstances.

Investor Relations Contact:
ICR, LLC
John Mills, (646) 277-1254
John.Mills@ICRINC.com

Media Contact:
Nautilus, Inc.
Erin Griffin
360-859-5863
egriffin@nautilus.com

The Hoffman Agency
Kali Bean
503-580-4645
kbean@hoffman.com